                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement

/ /  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         First Alabama Bancshares, Inc.
- --------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

    Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

FIRST                                           FIRST ALABAMA
ALABAMA                                         BANCSHARES, INC.
                                                Post Office Box 10247
                                                Birmingham, Alabama 35202-0247
                                                Telephone 205 326-7100



TO THE STOCKHOLDERS:

        You are cordially invited to attend the twenty-third annual meeting of the stockholders of First Alabama Bancshares, Inc. to be held at 9:30 a.m., on Wednesday, April 27, 1994, in the Auditorium of First Alabama Bank, located at 8 Commerce Street, Montgomery, Alabama.

        We hope you will plan to attend the stockholders' meeting. However, in order that we may be assured of a quorum, we urge you to sign and return the enclosed proxy in the postage-paid envelope provided as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may withdraw your proxy.

        A reception and coffee will be held from 9:00 a.m. until 9:30 a.m., in the Auditorium of First Alabama Bank. We hope you will find it convenient to come early enough to enjoy this social time prior to the stockholders' meeting.




                                                /s/ J. Stanley Mackin
                                                ---------------------
                                                J. Stanley Mackin
                                                Chairman of the Board
                                                and Chief Executive Officer


March 16, 1994

FIRST                                        FIRST ALABAMA
ALABAMA                                      BANCSHARES, INC.
                                             Post Office Box 10247
                                             Birmingham, Alabama 35202-0247
                                             Telephone 205 326-7100





                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                   To be held
                                 April 27, 1994

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of First Alabama Bancshares, Inc. (First Alabama or Company), a Delaware corporation, will be held in the Auditorium of First Alabama Bank, 8 Commerce Street, Montgomery, Alabama on Wednesday, April 27, 1994, at 9:30 a.m. Montgomery time, for the purpose of considering and acting on the following:


        1. To elect the five (5) nominees named in the Proxy Statement as directors to serve for three year terms or until their successors have been elected and qualified.

        2. To consider and act upon a proposal to amend Item First of the Certificate of Incorporation to change the name of the corporation from First Alabama Bancshares, Inc. to Regions Financial Corporation;

        3. To consider and act upon a proposal to amend Item Fourth of the Certificate of Incorporation to provide for an increase in the number of authorized shares of common stock to 120,000,000; and

        4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.


        Only stockholders of record at the close of business on March 9, 1994, are entitled to receive notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at the main office of First Alabama Bank, 417 North 20th Street, Birmingham, Alabama. Stockholders are invited to attend the meeting in person.

        PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.




                                          By Order of the Board of Directors

                                          L. Burton Barnes, III
                                          Corporate Secretary



March 16, 1994

FIRST                                        FIRST ALABAMA
ALABAMA                                      BANCSHARES, INC.
                                             Post Office Box 35202-0247
                                             Telephone 205 326-7100



                                PROXY STATEMENT
                    FOR 1994 ANNUAL MEETING OF STOCKHOLDERS

        This Proxy Statement is furnished to the stockholders of First Alabama Bancshares, Inc. (First Alabama or Company) in connection with the 1994 annual meeting of stockholders to be held on Wednesday, April 27, 1994, at 9:30 a.m. in the Auditorium of First Alabama Bank, 8 Commerce Street, Montgomery, Alabama and at any adjournment thereof. The matters to be considered and acted upon are
(1) the election of five nominees as directors of the corporation, (2) the proposal to change the name of the corporation, (3) the proposal to increase the number of authorized shares of common stock to 120,000,000, and (4) such other business as may properly come before the meeting.

        The enclosed proxy is solicited on behalf of the board of directors of First Alabama and is revocable by the stockholder at any time prior to the voting of such proxy. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting and in accordance with instructions, if any.

        This is the first mailing of proxy solicitation materials to stockholders. In addition to solicitation by mail, proxies may be solicited by directors, officers and other employees of First Alabama who will receive no compensation in addition to their regular compensation. First Alabama has also engaged Georgeson & Company, Inc. to assist in the distribution of proxy materials and inquiries and to solicit proxies from brokers, nominees and security-holding companies for a fee of $9,000 plus expenses. The cost of preparing, assembling and mailing this proxy statement and other materials furnished to stockholders and other expenses of solicitation, including the expenses of brokers, custodians, nominees and other fiduciaries, who at the request of First Alabama, mail material to or otherwise communicate with beneficial owners of the shares held by them, will be paid by First Alabama.

        Participants in First Alabama's Dividend Reinvestment Service will note that shares held by First Alabama Bank, administrator for that plan, are shown on the enclosed proxy card in addition to shares held directly by the stockholder in certificate form. Signing and returning the proxy card will enable voting of all shares, including those held in the Dividend Reinvestment Service.

        The annual report of First Alabama Bancshares, Inc. for the year 1993, including financial statements, has been mailed to all stockholders. Such report and financial statements are not a part of this proxy statement except as specifically incorporated herein.

        First Alabama Bancshares, Inc.'s primary bank subsidiary is First Alabama Bank, which operates from 166 full-service banking offices throughout Alabama. First Alabama Bancshares, Inc.'s Tennessee bank subsidiaries, First Security Bank of Tennessee and Franklin County Bank, operate from 24 full-service banking offices in middle Tennessee. First Alabama Bancshares, Inc.'s Florida bank subsidiary, Regions Bank of Florida, operates from 23 full-service banking offices in northwest Florida. First Alabama Bancshares, Inc.'s Georgia bank subsidiary, First Alabama Bank of Columbus, operates from 3 full-service banking offices in Columbus, Georgia. First Alabama Bancshares, Inc.'s savings bank subsidiary, Secor Bank, operates from 19 full-service offices primarily in Louisiana.

        Operating bank-related subsidiaries owned by First Alabama Bancshares, Inc. or a subsidiary bank are as follows: Real Estate Financing, Inc., First Alabama Investments, Inc., Regions Financial Leasing, Inc., Regions Agency, Inc., Regions Title Company, FAB Agency, Inc., Regions Life Insurance Company, and Regions Financial Building Corporation.




              The date of this proxy statement is March 16, 1994.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


         As of March 9, 1994 First Alabama had issued 42,520,025 shares of common stock, of which 1,470,700 shares are held as treasury stock and are non-voting. Stockholders are entitled to one vote for each share on all matters to come before the meeting. Only stockholders of record at the close of business on March 9, 1994, will be entitled to vote at the meeting or any adjournment thereof.

Security Ownership of Certain Beneficial Owners

         As of December 31, 1993, all First Alabama affiliate banks beneficially held in a fiduciary capacity for others under numerous trust relationships 2,392,366 shares or 5.8% of First Alabama's outstanding common stock. First Alabama's affiliate bank trust departments have sole voting power with respect to 2,071,163 of these shares or 5.05%, shared voting power with respect to 25,174 of these shares, sole dispositive power with respect to 1,097,287 of these shares and shared dispositive power with respect to 982,147 of these shares. No other entity is known to the Company to be the beneficial owner of more than five percent of any class of voting securities.

Security Ownership of Directors and Management

         No director or nominee for director is deemed to own beneficially 1% or more of First Alabama's common stock as of March 9, 1994. All directors and executive officers of First Alabama, as a group, own beneficially a total of 1,588,725 shares (which includes 358,216 shares that are the subject of presently exercisable options) or 3.84% of the Company's outstanding common stock. Information with respect to beneficial ownership is based upon information furnished by each officer, director or nominee, or contained in filings made with the Securities and Exchange Commission.

         The following table presents information concerning the beneficial ownership of First Alabama's common stock by certain of its executive officers at March 9, 1994. For beneficial ownership information of each director, see "Election of Directors."

                                                                 First Alabama Stock Beneficially Owned
                                                                 --------------------------------------
 Name and Address                          Title of Class         # of Shares (1)            % of Class
- -------------------------------------------------------------------------------------------------------

 J. Stanley Mackin                             Common             218,685                       0.53%
    Birmingham

 Richard D. Horsley                            Common             155,642                       0.38
    Birmingham

 Carl E. Jones, Jr.                            Common             162,110                       0.39
    Mobile

 Joe M. Hinds, Jr.                             Common             135,132                       0.33
    Huntsville

 Sam P. Faucett                                Common             143,150                       0.35
    Tuscaloosa

_______________________
(1) The amounts shown represents the total shares beneficially owned by such individuals together with shares which are issuable upon the exercise of all stock option which are currently exercisable and exercisable within 60 days. Specifically, the following individuals have the right to acquire the shares indicated after their names, upon the exercise of such stock options: Mr. Mackin, 89,795, Mr. Horsley, 64,350, Mr. Jones, 28,825, Mr. Hinds, 52,375 and Mr. Faucett, 42,475.

         No change in control of First Alabama has occurred since January 1, 1993, and no arrangements are known to First Alabama which may at a later date result in a change in control of the Company.

                             ELECTION OF DIRECTORS

        First Alabama recommends that the board of directors for the ensuing year shall consist of twelve directors, and further recommends the election of James B. Boone, Jr., Albert P. Brewer, James S.M. French, Richard D. Horsley and J. Stanley Mackin, as directors, to hold office for a term of three years expiring with the annual meeting of stockholders to be held in 1997 or until their successors are elected and qualified. The terms of office of seven directors continue after the meeting. The proxy will be voted for the nominees, unless otherwise directed. If any nominee is not available for election, the proxies will be voted for such substitute nominee as the board of directors may designate. First Alabama has no reason to believe that any substitute nominee or nominees will be required. The proxies will not be voted for more than five nominees.
        In the election of directors, the five individuals receiving the largest number of votes will be elected. Accordingly, abstentions and broker non-votes on behalf of holders of outstanding shares will affect the results of the election solely to the extent they affect the vote totals of persons for whom such shares may otherwise have voted.

Information on Directors

         The following table indicates the age, residence, principal occupation or employment for the last five years of each nominee or director whose term of office continues after the meeting, position and offices held with First Alabama or its subsidiaries, the year the director was first elected, and the number of shares of common stock of the Company beneficially owned at March 9, 1994.



                                                                                                     Number of Shares
                                                                                                   of Stock Beneficially
                                                                                                          Owned at
                             Present                                                                   March 9, 1994
                             Occupation and                                       Year       -----------------------------------
                             Principal         Position and                     Term of                               Percentage
 Name of Nominee             Occupation for    Offices held with                 Office                                  of
 or Director                 Last Five         First Alabama        Director      Will                       (2)      Outstanding
 and Residence          Age  Years             & Subsidiaries        Since       Expire     Directly     Indirectly     Shares
- ---------------------------------------------------------------------------------------------------------------------------------
Shelia S. Blair         59    Executive         Director, First      1989        1996       46,610         8,524        0.134%
    Birmingham                Director,         Alabama Bank
                              Greater
                              Birmingham
                              Foundation
                              (Community
                              Foundation)

James B. Boone, Jr. (1) 58    Chairman of       Director, First      1985        1997       13,352         0            0.033
    Tuscaloosa                the               Alabama Bank;
                              Board, Boone      Director, First
                              Newspapers,       Alabama Bank--
                              Inc.              Tuscaloosa(3)
                              (Newspaper
                              Publishing,
                              Management and
                              Ownership)

Albert P. Brewer (1)    65    Professor of      Director, First      1986        1997       52,057         22,272       0.181
    Decatur                   Law               Alabama
                              and               Bank; Director,
                              Government,       First
                              Sanford           Alabama Bank--
                              University        Decatur/Hartselle(3)

James S.M. French (1)   54    Chairman and      Director, First      1986        1997        6,720         56,848       0.155
    Birmingham                President,        Alabama
                              Dunn              Bank; Director,
                              Investment Co.    First
                              (Construction,    Alabama Bank--
                              Construction      Birmingham(3)
                              Materials,
                              Investments)



__________________________
(1)  Nominee for election at 1994 stockholders' meeting.
(2) Indirect beneficial ownership includes shares, if any, (a) owned as trustee in which the director or any member of his/her immediate family has a beneficial interest, or (b) held in a trust in which the director has a beneficial interest, or (c) owned and traded in the name of the spouse, minor children or other relative of the director living in his home, or (d) owned by a corporation, partnership or other legal organization in which the director has a substantial beneficial interest.
(3) As a consequence of the merger of all of First Alabama's subsidiary banks in Alabama into one bank (First Alabama Bank) and the resulting cessation of their separate corporate existence, First Alabama has established bodies of local advisory directors corresponding to the former boards of directors of the subsidiary banks. Service on such a body is denoted in the tables, for example, "Director, First Alabama Bank--Birmingham."

                                                                                                          Number of Shares
                                                                                                        of Stock Beneficially
                                                                                                              Owned at
                                                                                                            March 9, 1994
                                Present                                                 Year      --------------------------------
                                Occupation            Position and                     Term of                            Percentage
 Name of Nominee                and Principal         Offices held with                Office                                of
 or Director                    Occupation for        First Alabama        Director     Will                    (2)      Outstanding
 and Residence           Age    Last Five Years       & Subsidiaries        Since      Expire     Directly   Indirectly     Shares
 -----------------------------------------------------------------------------------------------------------------------------------
 Richard D. Horsley (1)   51    Vice Chairman of      Director, First        1982       1997      155,642(4)        0        0.379%
    Birmingham                  the Board and         Alabama Bank;
                                Executive             Director, Secor
                                Financial Officer,    Bank, FSB;
                                First Alabama and     Director,
                                First Alabama Bank    FAB Agency, Inc.,
                                                      Regions Life
                                                      Insurance Company,
                                                      Regions Financial
                                                      Building Corp.
                                                      and Real Estate
                                                      Financing Inc.;
                                                      Director and Vice
                                                      President, Regions
                                                      Agency, Inc.

 Catesby ap C. Jones      68    Proprietor, Mabry     Director,              1971       1996       26,850         500        0.067
     Selma                      Securities            First Alabama Bank;
                                (Insurance Agency)    Director, First
                                                      Alabama
                                                      Bank -- Montgomery
                                                      (3)

 Olin B. King             60    Chairman and CEO,     Director, First        1984       1996        7,303           0        0.018
     Huntsville                 SCI Systems, Inc.     Alabama Bank;
                                (Diversified          Director, First
                                Electronics           Alabama Bank --
                                Manufacturer)         Huntsville (3)

 J. Stanley Mackin (1)    61    Chairman and          Director, First        1990       1997      218,685(4)   16,562        0.532
     Birmingham                 Chief Executive       Alabama Bank;
                                Officer, First        Director, Secor
                                Alabama and First     Bank, FSB;
                                Alabama Bank;         Director,
                                Formerly President    Real Estate
                                and Chief Operating   Financing, Inc.,
                                Officer, First        FAB Agency, Inc.,
                                Alabama and First     Regions Life
                                Alabama Bank;         Insurance
                                Formerly President    Company and
                                of Central Region     Regions
                                and Chairman          Agency, Inc.
                                & CEO, First
                                Alabama Bank --
                                Birmingham

_______________________
(1)      Nominee for election at 1994 stockholders' meeting.
(2) Indirect beneficial ownership includes shares, if any, (a) owned as trustee in which the director or any member of his/her immediate family has a beneficial interest, or (b) held in a trust in which the director has a beneficial interest, or (c) owned and traded in the name of the spouse, minor children or other relative of the director living in his home, or (d) owned by a corporation, partnership or other legal organization in which the director has a substantial beneficial interest.
(3) As a consequence of the merger of all of First Alabama's subsidiary banks in Alabama into one bank (First Alabama Bank) and the resulting cessation of their separate corporate existence, First Alabama has established bodies of local advisory directors corresponding to the former boards of directors of the subsidiary banks. Service on such a body is denoted in the tables as, for example, "Director, First Alabama Bank -- Birmingham."
(4) Includes 64,350 shares for Mr. Horsley and 89,795 shares for Mr. Mackin that are the subject of presently exercisable options.


                                                                                                         Number of Shares
                                                                                                     of Stock Beneficially
                                                                                                            Owned at
                                                                                                          March 9, 1994
                                Present                                                   Year   ---------------------------------
                                Occupation            Position and                      Term of                         Percentage
 Name of Nominee                and Principal         Offices held with                  Office                             of
 or Director                    Occupation for        First Alabama          Director    Will                 (2)     Outstanding
 and Residence           Age    Last Five Years       & Subsidiaries         Since      Expire   Directly  Indirectly    Shares
 ---------------------------------------------------------------------------------------------------------------------------------

 H. Manning McPhillips,   71    Chairman and CEO,     Director,               1982      1995       16,314     1,513       0.043%
    Jr.                         McPhillips            First Alabama
    Mobile                      Manufacturing         Bank: Director,
                                Company, Inc.         First Alabama
                                (Manufacturer of      Bank--Mobile
                                Stock Millwork)       (3); Director
                                                      Real Estate
                                                      Financing, Inc.


 Henry E. Simpson        59     Attorney, Lange,      Director and            1973(5)    1995      70,787     25,322      0.234
    Birmingham                  Simpson, Robinson &   Assistant Secretary,
                                Somerville            First Alabama
                                                      Bank; Director,
                                                      First Alabama
                                                      Bank--Birmingham (3)

 Robert E. Steiner, III  69     Attorney, Steiner,    Assistant Secretary,    1971        1995     54,793     0           0.133
    Montgomery                  Crum & Baker          First Alabama;
                                                      Director and
                                                      Assistant Secretary,
                                                      First Alabama
                                                      Bank; Director,
                                                      First Alabama
                                                      Bank--Montgomery (3);
                                                      Director,
                                                      Regions Agency, Inc.

 Lee J. Styslinger, Jr.  61     Chairman, ALTEC       Director, First         1985        1996     53,693     0           0.131
    Birmingham                  Industries, Inc.      Alabama Bank;
                                (Manufacturer of      Director, First
                                Mobile                Alabama Bank--
                                Utility Equipment)    Birmingham (3)


_________________________________
(2) Indirect beneficial ownership includes shares, if any, (a) owned as trustee in which the director or any member of his/her immediate family has a beneficial interest, or (b) held in a trust in which the director has a beneficial interest, or (c) owned and traded in the name of the spouse, minor children or the relative of the director living in his home, or (d) owned by a corporation, partnership or other legal organization in which the director has a substantial beneficial interest.
(3) As a consequence of the merger of all of First Alabama's subsidiary banks in Alabama into one bank (First Alabama Bank) and the resulting cessation of their separate corporate existence, First Alabama has established bodies of local advisory directors corresponding to the former boards of directors of the subsidiary banks. Service on such a body is denoted in the tables as, for example, "Director, First Alabama Bank -- Birmingham."
(5)      Mr. Simpson did not serve as a director from April 1979 to April 1980.

Of the directors or nominees for director, none is a "control person" of the Company by virtue of stock ownership. The only persons who might be considered as "control persons" of the Company are J. Stanley Mackin, Chairman and Chief Executive Officer, and Richard D. Horsley, Vice Chairman and Executive Financial Officer, who gain any control they may exercise by virtue of office.

        Of the nominees and directors listed above, four also serve as directors of other companies with a class of securities registered under the Securities Exchange Act of 1934. James S. M. French serves as a director of Energen Corporation, as a director of Complete Health, Inc. and as a director of Hilb, Rogal and Hamilton Company; Olin B. King serves as a director of SCI Systems, Inc.; H. Manning McPhillips, Jr. serves as a director of Morrison Incorporated; and Lee J. Styslinger, Jr. serves as a director of Complete Health, Inc. and as a director of The Mead Corporation.

The Board and Committees of the Board

        First Alabama held seven directors' meetings during 1993. All directors attended at least 75% of the aggregate of the meetings held by the board and by its committees of which they were members. Among other board committees, First Alabama has an audit committee and a personnel committee that meet as needed. The Company has no nominating or similar committee.

        Audit Committee. The members of the audit committee are Albert P. Brewer (Chairman), Sheila S. Blair, Richard D. Horsley (ex officio member), Catesby ap C. Jones, J. Stanley Mackin (ex officio member) and Norman F. McGowin, Jr. At the conclusion of the stockholders meeting on April 27, 1994, Norman F. McGowin, Jr. will retire from the audit committee and the Company s board of directors. The principal functions of the audit committee, which held four meetings during 1993, include selection of independent auditors, approval of proposed independent audit fees, reviewing with the independent auditors the planning for and results of the audit, approving professional services provided by the independent auditors, establishing goals and plans for the nature and extent of internal audit work, determining the effectiveness and adequacy of accounting and internal controls and the adequacy of the audit staff, and reviewing major internal audit findings. The corporate loan review staff submits periodic loan examination reports to the audit committee for their review.

        Personnel Committee. The personnel committee, which held five meetings during 1993, consists of H. Manning McPhillips, Jr. (Chairman), James B.
Boone, Jr., Albert P. Brewer, W.L. Halsey, Jr., Catesby ap C. Jones, J. Stanley Mackin (ex officio member) and Lee J. Styslinger, Jr. At the conclusion of the stockholders meeting on April 28, 1993, W.L. Halsey retired from the personnel committee and the Company's board of directors. Albert P. Brewer, whose service on the Company's board of directors commenced in 1986, joined the personnel committee at its August 31, 1993 meeting.

        The role of the personnel committee is to establish and monitor corporate policy and practice in the broad area of human resources management. The personnel committee exercises strategic and administrative responsibility in working with Company management on the development and clarification of the Company's compensation philosophy, articulating reasons behind design of the Company's pay and benefits programs and their relationship to corporate objectives and competitive practices.

        The functions of the personnel committee are recommending to the board the compensation arrangements for executive management, approving compensation arrangements for senior company officers, making recommendations to the board concerning compensation plans in which officers are eligible to participate and recommending to the board the establishment of or changes in benefit plans in which officers are eligible to participate, and recommending to the board the establishment of or changes in benefit plans in which officers and employees participate (including the authority to make amendments to tax-qualified plans in which officers participate). The personnel committee also reviews employee claims against the Company, reviews the community involvement of senior management personnel, reviews proposed legislation affecting human resource management, approves certain new or amended personnel policies or statutory benefits plans, and acts on other important personnel matters. All actions taken with respect to compensation programs are reported to the board through detailed personnel committee minutes.

        The personnel committee specifically serves as the board compensation committee in keeping with rules presently in effect under the Securities and Exchange Commission. In discharging this responsibility, the committee has, from time to time, used the services of compensation consultants for guidance with respect to competitive data and practices of other banks.

Section 16 Transactions

        Section 16(a) of the Securities Exchange Act of 1934 requires First Alabama's executive officers and directors to file reports of ownership and changes in ownership of First Alabama stock with the Securities and Exchange Commission. Executive officers and directors are required by SEC regulations to furnish First Alabama with copies of all Section 16(a) forms they file.

        Based on a review of the forms filed during 1993, First Alabama believes that all filing requirements applicable to its executive officers and directors were complied with.

                 EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

         The following table is a summary of certain information concerning the compensation earned by First Alabama's chief executive officer and each of the other four most highly compensated executive officers during the last three fiscal years.


                           Summary Compensation Table



                                                                                      Long Term Compensation
                                                                             -------------------------------------
                                              Annual Compensation                    Awards                Payouts
                                       ---------------------------------------------------------------------------
                                                             Other Annual    Restricted       Stock        LTIP (2)      All Other
 Name & Principal Position    Year     Salary      Bonus     Compensation     Stock (1)      Options       Payouts      Compensation
 -----------------------------------------------------------------------------------------------------------------------------------
 J. Stanley Mackin            1993    $525,000   $314,213         $0                $0        32,000       $546,175     $593,521 (3)
     Chairman & Chief         1992    $450,000   $315,000         $0          $723,438        29,700       $390,570      $30,000
     Executive Officer        1991    $300,000   $210,000         $0          $600,000        37,400             $0      $30,000

 Richard D. Horsley           1993    $228,000   $136,458         $0                $0        13,000       $243,511     $159,455 (4)
     Vice Chairman &          1992    $222,500   $155,750         $0          $289,375        11,550       $174,135      $30,000
     Executive Financial      1991    $222,500   $155,750         $0          $198,750        17,600             $0      $25,079
     Officer

 Carl E. Jones, Jr.           1993    $205,000   $120,157         $0                $0        13,000       $243,511     $117,737 (5)
     Regional President       1992    $195,000   $126,713         $0          $289,375        11,550       $174,135      $26,422
                              1991    $185,000   $122,624         $0          $198,750        14,080             $0      $20,852

 Joe M. Hinds, Jr.            1993    $198,000   $118,029         $0                $0        13,000       $243,511     $193,635 (6)
     Regional President       1992    $189,000   $129,164         $0          $289,375        11,550       $174,135      $26,426
                              1991    $180,000   $120,367         $0          $198,750        14,080             $0      $20,944

 Sam P. Faucett               1993    $198,000   $117,555         $0                $0        13,000       $243,511     $162,960 (7)
     Regional President       1992    $189,000   $132,141         $0          $289,375        11,550       $174,135      $28,350
                              1991    $180,000   $126,000         $0          $198,750        14,080             $0      $23,915

__________________________

(1) The terms of the Restricted Stock awards are determined by the personnel committee. Under the terms of the currently outstanding Restricted Stock awards, the named executives must remain employed with First Alabama for five years from the date of the grant at the same or higher level in order for the shares to be released. During the five year period, the named executive is eligible to receive dividends and exercise voting privileges on such restricted shares. If any of the restrictions are removed at the discretion of the personnel committee, the named executive officer will receive a stock certificate for some percentage or all of the awarded restricted shares. The restricted shares are not transferable by the named executive during the restriction period. The personnel committee has the discretion to modify the terms of the Restricted Stock awards. Mr. Mackin had 31,350 shares of Restricted Stock with a fair market value of $1,011,000 at December 31, 1993. The personnel committee released 18,810 shares to Mr. Mackin during 1993. Messers. Horsley, Jones, Hinds and Faucett each had 11,330 shares of Restricted Stock with a fair market value of $365,400 at December 31, 1993. The personnel committee released 6,798 shares to each of these executive officers during 1993.

(2) During 1993, at the personnel committee's discretion, a portion of the performance shares awarded in 1991 and 1992 were declared earned as a result of specific performance objectives being exceeded or satisfied.

(3) Includes $3,109 allocated to Mr. Mackin in 1993 under the Employee Stock Ownership Plan; $26,891 allocated to Mr. Mackin in 1993 under the profit sharing plan; $64,868 representing the estimated term component of the premium paid by First Alabama in 1993 on a life insurance policy covering Mr. Mackin; and $498,653 representing the balance of the 1993 premium on such policy less the estimated present value of the recovery of such premium by First Alabama, which will occur upon the earliest of Mr. Mackin's retirement, death or termination of employment.

(4) Includes $3,006 allocated to Mr. Horsley in 1993 under the Employee Stock Ownership Plan; $26,994 allocated to Mr. Horsley in 1993 under the profit sharing plan; $18,658 representing the estimated term component of the premium paid by First Alabama in 1993 on a life insurance policy covering Mr. Horsley; and $110,797 representing the balance of the 1993 premium on such policy less the estimated present value of the recovery of such premium by First Alabama, which will occur upon the earliest of Mr. Horsley's retirement, death or termination of employment.

(5) Includes $2,703 allocated to Mr. Jones in 1993 under the Employee Stock Ownership Plan; $27,297 allocated to Mr. Jones in 1993 under the profit sharing plan; $16,575 representing the estimated term component of the premium paid by First Alabama in 1993 on a life insurance policy covering Mr. Jones; and $71,162 representing the balance of the 1993 premium on such policy less the estimated present value of the recovery of such premium by First Alabama, which will occur upon the earliest of Mr. Jones' retirement, death or termination of employment.

(6) Includes $2,611 allocated to Mr. Hinds in 1993 under the Employee Stock Ownership Plan; $27,090 allocated to Mr. Hinds in 1993 under the profit sharing plan; $26,519 representing the estimated term component of the premium paid by First Alabama in 1993 on a life insurance policy covering Mr. Hinds; and $137,415 representing the balance of the 1993 premium on such policy less the estimated present value of the recovery of such premium by First Alabama, which will occur upon the earliest of Mr. Hinds' retirement, death or termination of employment.

(7) Includes $2,611 allocated to Mr. Faucett in 1993 under the Employee Stock Ownership Plan; $27,090 allocated to Mr. Faucett in 1993 under the profit sharing plan; $21,688 representing the estimated term component of the premium paid by First Alabama in 1993 on a life insurance policy covering Mr. Faucett; and $111,571 representing the balance of the 1993 premium on such policy less the estimated present value of the recovery of such premium by First Alabama, which will occur upon the earliest of Mr. Faucett's retirement, death or termination of employment.

Stock Options

    The following table presents information concerning individual grants of options to purchase First Alabama common stock made during 1993 to the named executive officers.

                                               Option Grants in the Last Fiscal Year
                       -------------------------------------------------------------------------------------
                             Number of             % of Total             Exercise
                       Securities Underlying     Options Granted           Prior                                      Grant Date
 Name                     Options Granted     To Employees in 1993      (Per Share)          Expiration Date      Present Value (1)
 ----------------------------------------------------------------------------------------------------------------------------------
 J. Stanley Mackin             32,000                  11%                $32.3125           August 30, 2003           $186,240

 Richard D. Horsley            13,000                   4%                $32.3125           August 30, 2003           $ 75,660

 Carl E. Jones, Jr.            13,000                   4%                $32.3125           August 30, 2003           $ 75,660

 Sam P. Faucett                13,000                   4%                $32.3125           August 30, 2003           $ 75,660

 Joe M. Hinds, Jr.             13,000                   4%                $32.3125           August 30, 2003           $ 75,660

________________________

(1) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize depends on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on the assumptions of expected stock price volatility of 0.06, risk-free rate of return of 5.5%, dividend yield of 3% and time to exercise of ten years.

         The following table presents information concerning exercises of stock options to purchase First Alabama common stock during 1993 and the number and value of unexercised options and stock appreciation rights (SAR) held by the named executive officers.

                                                          Aggregated Option/SAR Excerises in 1993
                     -------------------------------------------------------------------------------------------------------------
                                                                   Number of
                                                       Securities Underlying Unexercised        Value of Unexercised In-the-Money
                                                  --------------------------------------------------------------------------------
                                                  Options at 12-31-93   SARS at 12-31-93    Options at 12-31-93   SARS at 12-31-93
                        Shares                    --------------------------------------------------------------------------------
                       Acquired       Value          Exercisable/         Exercisable/         Exercisable/         Exercisable/
 Name                on Exercised     Realized        Unexercisable        Unexercisable        Unexercisable        Unexercisable
 ----                -----------     --------        -------------        -------------        -------------        -------------
 J. Stanley Mackin     13,500        $218,369.00       89,795/32,000          35,043/0            $972,444/$0         $568,263/$0

 Richard D. Horsley     3,300        $ 69,937.50       64,350/13,000          28,049/0            $764,132/$0         $484,751/$0

 Carl E. Jones, Jr.     5,000        $ 95,392.05       28,825/13,000          10,235/0            $388,332/$0         $170,443/$0

 Joe M. Hinds, Jr.      4,000        $ 84,136.36       52,375/13,000          21,162/0            $792,207/$0         $359,949/$0

 Sam P. Faucett         9,500        $168,676.14       42,475/13,000          17,462/0            $713,207/$0         $297,572/$0

Long-term Incentive Plan Awards in 1993

         The following table presents information concerning the long-term incentives awarded to First Alabama's named executive officers.

                                                                                       Estimated Future Payouts Under
                                                  Performance or                      Non-Stock Price-Based Plans (1)
                             Number of             Other Period            -----------------------------------------------------
                          Shares, Units or       Until Maturation          Threshold               Target                Maximum
 Name                     Other Rights (1)        Or Payout (2)                #                     #                      #
 -------------------------------------------------------------------------------------------------------------------------------
 J. Stanley Mackin            19,000                 5 Years                 9,500                 19,000                 19,000

 Richard D. Horsley            8,500                 5 Years                 4,250                  8,500                  8,500

 Carl E. Jones, Jr.            8,500                 5 Years                 4,250                  8,500                  8,500

 Joe M. Hinds, Jr.             8,500                 5 Years                 4,250                  8,500                  8,500

 Sam P. Faucett                8,500                 5 Years                 4,250                  8,500                  8,500

____________________

(1) Each share or right represents performance share awards under the Company's long-term incentive plan which are equal in value to the market price of one share of First Alabama common stock at the maturation date with a maximum value of $50.00 per share.

(2) The performance objectives may relate to the specific performance of the named executive, or the performance of the Company, region, subsidiary, unit bank, department or function within which the named executive is employed. The performance objectives established for the current awards relate to the achievement of specific levels of return on equity. If at the end of the performance period the performance objectives have been satisfied, the named executive will have earned the award, or, at the discretion of the personnel committee, some percentage or fraction thereof, if the specified performance objectives are exceeded or satisfied in part. The performance period generally will be not less than one year or more than five years. The personnel committee has the discretion to modify the terms of the Long-term Incentive Plan awards.

Retirement Plans

         The named executive officers are covered by the Employee's Retirement Plan of First Alabama, a qualified defined benefit retirement plan, as complimented by retirement compensation agreements pursuant to its supplemental executive retirement program.

         The following table shows estimated annual benefits payable at retirement, including both qualified plan benefits and supplemental benefits, based on combinations of final compensation and age at retirement.

                                              Pension Plan Table
    ------------------------------------------------------------------------------------------------------
                                                         Age At Retirement
    ------------------------------------------------------------------------------------------------------
    Compensation           55             60             62             63            64              65
    ------------------------------------------------------------------------------------------------------
        $175,000        $70,000        $87,500        $94,500       $98,000       $101,500        $105,000

         200,000        $80,000       $100,000       $108,000      $112,000       $116,000        $120,000

         225,000        $90,000       $112,500       $121,500      $126,000       $130,500        $135,000

         250,000       $100,000       $125,000       $135,000      $140,000       $145,000        $150,000

         300,000       $120,000       $150,000       $162,000      $168,000       $174,000        $180,000

         350,000       $140,000       $175,000       $189,000      $196,000       $203,000        $210,000

         400,000       $160,000       $200,000       $216,000      $224,000       $232,000        $240,000

         450,000       $180,000       $225,000       $243,000      $252,000       $261,000        $270,000

         500,000       $200,000       $250,000       $270,000      $280,000       $290,000        $300,000

         550,000       $220,000       $275,000       $297,000      $308,000       $319,000        $330,000

         600,000       $240,000       $300,000       $324,000      $336,000       $348,000        $360,000

         650,000       $260,000       $325,000       $351,000      $364,000       $377,000        $390,000

         In 1993, compensation covered by the plans for the five highest paid executive officers was as follows: Mr. Mackin, $525,000, Mr. Horsley $228,000, Mr. Jones $208,000, Mr. Hinds $198,000, and Mr. Faucett $198,000.

         Benefits are based on average compensation (limited to base salary) over the three years prior to retirement, and are payable as a single life annuity for single participants and a joint and 50% survivor annuity for married participants. Other forms of payment are available on an actuarially equivalent basis. Amounts shown are subject to offset for Company-sponsored long-term disability payments.

         Benefits will be reduced or eliminated if the participant terminates employment voluntarily before age 55.

Employment Agreements

         First Alabama has no employment agreements with any of the named executive officers. During December 1993, each of the named executive officers entered into agreements terminating their employment agreements with First Alabama and canceling the five-year prospective term of employment that would otherwise have existed under those employment agreements had either party given notice of its intent to cancel the agreement.

Directors' Compensation

         Directors of First Alabama are paid a quarterly director's fee of $1,500, or a total of $6,000 annually. In addition, directors are paid a fee of $1,000 for each board meeting attended. Directors who are chairman of board committees receive $750 and other directors who are members of board committees receive $600 for each board committee meeting attended. Directors who are employees of the parent company receive no fees for parent company board membership or attendance at parent company board or board committee meetings.

         In January 1984, the board of directors adopted the Directors' Stock Investment Plan, a plan designed to provide added incentive to the non-employee directors of the Company and its subsidiaries and local divisions. As amended in 1991, the plan provides that each participant may contribute to the plan all or part of the fees payable by the Company. The Company will contribute 25% of the amount contributed by each director. Both director and Company contributions will be applied to the purchase of First Alabama common stock for the account of the director. Directors are immediately vested in all amounts held in the plan on their behalf.

Compensation and Stock Option Determinations

         The determination of executive compensation and the award of stock options is regularly delegated to the personnel committee of the board of directors. Discrete board committees or subcommittees for the independent determinations of compensation and stock awards do not exist. The Company's directors believe that executive compensation decisions must consider aggregate (total) compensation, since executive compensation in the financial services industry typically consists of a variety of elements, tied to an assortment of long-term and short-term performance objectives, such as return on equity and return on assets. The personnel committee consists of five outside directors, including the committee chairman, and the Company's chairman and chief executive officer who serves only in a non-voting ex officio capacity. The formal report of the personnel committee concerning 1993 compensation is as follows:

         Personnel Committee Compensaton Report. Under the direct control of the personnel committee of the board of directors, the Company has developed and installed compensation policies, plans, and procedures that seek to enhance the profitability of the Company. Shareholder value is aligned with the financial interests of the Company's senior managers as financial goals are set for each year. Annual base salaries are generally set at competitive levels with similar financial institutions operating in southeastern markets. Specifically, the committee considers peer group comparisons from survey data for southeastern financial companies, recommendations from an independent compensation consultant and individual performance assessment. For executives other than the chief executive officer, the committee also considers the chief executive officer's recommendation. While these factors are fully considered and discussed by the committee, the committee members are not required to express or record the weight they assign to any particular factor. In each instance the committee members reached a consensus and the committee set a base salary level for each executive. The Company relies on annual and long-term incentive compensation plans to attract and retain corporate officers and other key employees who are accordingly motivated to perform to the best of their abilities. Both forms of incentive compensation are variable and accordingly tied to corporate, strategic business unit, and individual performance levels that encourage an explicit and continuing focus on increasing profitability and shareholder value.

         In assessing the performance and establishing the base salary and incentive compensation of the chief executive officer and other members of the Company's senior management, the personnel committee paid particular attention to management's sustained success in operating the Company. Compensation for each of the named officers, as well as other executive officers of the Company, consists of base salary plus annual and long-term incentive compensation components. Based on industry survey data for southeastern financial companies, input from a nationally recognized independent compensation consultant, and individual performance assessment, base salaries are adjusted annually as appropriate to reflect individual performance levels and competitiveness. The Company's base salary levels are generally competitive with amounts paid to similar executives with comparable responsibilities at other financial companies engaged in the same or similar businesses as the Company. Annual and long-term incentive compensation is closely aligned to factors that encourage retention of the Company's executives as well as success in achieving significant financial performance goals.

         The 1993 base salary of the Company's chief executive officer was set independent of his participation, with advice from the Company's independent consultant and with assistance from the Company's senior personnel official. In setting the chief executive officer's base salary, special consideration was given to the continued smooth and successful transition that has occurred since the August 1990 changeover in chief executive officers, the chief executive officer's effectiveness in solidifying the Company's ongoing management team, and the Company's superior earnings record since his appointment.
Consideration was also given to the chief executive officer's personal job performance, the Company's profitable growth record, as well as expectations of his anticipated contributions to the Company's future. Prior to implementation at the beginning of 1993, the committee's base salary recommendation for the chief executive officer was reviewed and approved by the full board of directors.

         Based on recommendations to the personnel committee from the chief executive officer, the 1993 base salaries for the other named officers were recommended by the committee, using the same review process applied when establishing the chief executive officer's base salary. The personnel committee reviewed their individual recommendations regarding each named officer with the board of directors and secured full board approval, prior to applying base salary adjustments for this group at the beginning of 1993.

         Early in 1993, the personnel committee approved the Company's 1993 annual performance goals, as prepared by the Company's comptroller, and as used for the purpose of determining potential annual incentive compensation for the chief executive and the other named officers. The performance goals were quantitative in nature, resulting in a bonus plan formula that is weighted towards their overall importance in attaining the Company's annual profit plan, and focused on the accomplishment of financial objectives in the areas of: Net Income Before Securities Transactions, Return on Assets, Return on Equity, Average Loan Growth, and Average Core Deposit Growth. With sustained record earnings in 1993, the Company substantially exceeded target levels for most Company and business unit performance goals. Based on the various levels of goal achievement, the chief executive and the other named officers received cash incentive awards as a formula driven percentage of 1993 base salary levels.

         During 1993, the personnel committee evaluated the merits of granting the chief executive officer, the named officers and other key employees, further awards under the Company's 1991 Long-Term Incentive Plan (LTIP). The 1991 LTIP provides the flexibility to grant long-term incentives in a variety of forms, including stock options, performance shares and restricted stock. With respect to stock based compensation, the personnel committee placed relatively more reliance on the advice of the Company's independent consultant than in the cases of base salary and non-stock based compensation. As intended with the establishment of the 1991 LTIP, the committee believes that it is highly desirable to increase management's equity ownership interest in the Company. The committee further believes that its initial 1991 awards under the LTIP awards successfully focused and committed the Company's management on building profitability and shareholder value. The primary purpose of LTIP awards is to encourage management members to take long-term steps to achieve and sustain Return on Equity objectives. Accordingly, the committee further awarded LTIP grants during 1993. Based on profitability levels achieved in 1993, the personnel committee additionally authorized the release of thirty percent of previously granted awards to participants of record at the conclusion of 1993. The committee has taken these actions, noting the opinion of its independent consultant that such awards afford a highly desirable method of aligning the interests of management with shareholders' interests.

         In establishing the LTIP awards for the named officers, senior management and other key employees, the committee reviewed with the chief executive officer the recommended individual awards, considering the scope of accountability, financial goals, and anticipated performance requirements and contributions expected of each participant. LTIP awards for the chief executive officer were set separately and independently of his participation, based on ownership and total compensation objectives that reflected data from selected peer companies, his total compensation, and the committee's perception of his past and expected contributions to the Company's attainment of its long-term performance goals.

         Summary   The personnel committee of the board of directors remains
dedicated to ensuring that the Company's overall compensation program for its executive officers, senior management and other key employees is properly designed to:

       - Attract, motivate, and retain outstanding contributors.
       - Maintain a base salary structure that is competitive in the Company's marketplace.
       - Link annual incentive awards with specific performance targets that yield superior results.
       - Provide long-term incentive awards that couple management ownership with shareholder value.

         The personnel committee will continue to review and evaluate compensation programs at least annually. When and where appropriate, the committee will consult with independent compensation consultants, legal advisors, and our public accounting firm with respect to the proper design of the program toward achieving Company objectives as set forth by the chief executive officer and the board of directors.

         This report furnished by:

                     H. Manning McPhillips, Jr. (Chairman)
                James B. Boone, Jr.          Albert P. Brewer
                Catesby ap C. Jones      Lee J. Styslinger, Jr.

         Personnel Committee Interlocks and Insider Participation. No executive officer-company director interlocks existed for the year 1993.

         During 1993, J. Stanley Mackin, Chairman and Chief Executive Officer, was an ex officio non-voting member of the personnel committee. Mr. Mackin participated only in compensation recommendations, discussions and decisions involving Company officers other than himself.

Financial Performance

         The following graph summarizes the total return performance experienced by First Alabama's shareholders over the last five years compared to the NASDAQ Banks Index and the S & P 500 Market Index.

                             Total Return Analysis


    YEARS         FIRST ALABAMA         NASDAQ BANKS       S&P 500
     1988               100.00                100.00         100.00
     1989              118.482              111.1539      127.25047
     1990              127.835             81.400371      118.90393
     1991             223.0484           133.5710478    150.1836382
     1992             279.1738             194.18733      156.88823
     1993             282.5827           221.3189479     167.956935


Other Transactions

         Directors and officers of First Alabama and their associates were customers of, and had transactions with, the affiliate banks in the ordinary course of business during 1993; additional transactions may be expected to take place in the ordinary course of business. Included in such transactions are outstanding loans and commitments from the affiliate banks, all of which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

         First Alabama retained during 1993 and prior years and proposes to retain in the future on behalf of the Company or certain of its subsidiaries the law firms of Steiner, Crum & Baker, of which director Robert E. Steiner, III, is a partner and Lange, Simpson, Robinson, & Somerville, of which director Henry E. Simpson is a partner. During 1993, the Company or its subsidiaries paid legal fees of $67,873 to the firm of Steiner, Crum & Baker and $600,225 to the firm of Lange, Simpson, Robinson & Somerville.

                              INDEPENDENT AUDITORS

         The audit committee has selected the accounting firm of Ernst & Young to serve as the principal auditors for the Company for the current year. The firm of Ernst & Young also served as First Alabama's principal auditor during 1993. A representative of the firm will be present at the stockholders' meeting to make a statement if he so desires and to respond to appropriate questions from stockholders.

                 AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

Change of Corporate Name to Regions Financial Corporation

         The board of directors of the Company has proposed an amendment to the Certificate of Incorporation to change the name of the Company from First Alabama Bancshares, Inc. to Regions Financial Corporation. The affirmative vote of a majority of the outstanding shares is necessary to adopt this amendment. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

         The Company has had the name First Alabama Bancshares, Inc. since it was organized in 1970, and has transacted business under this name since it commenced operations in 1971. The board of directors believes the name First Alabama Bancshares, Inc. has served the Company well in its first 22 years of operation, particularly during the time in which the Company's business was concentrated almost exclusively in the state of Alabama.

         In recent years, however, the Company has entered into the banking business in other states. More specifically, since 1987 the Company has acquired commercial banking operations in the states of Florida, Georgia and Tennessee. With the acquisition of Secor Bank, Federal Savings Bank, on December 31, 1993, the Company took on substantial operations in Louisiana.

         Accordingly, the board of directors has concluded, given the Company's present and contemplated future operations as a multi-state regional bank holding company, that the Company's name should no longer carry the implication of geographical limitation inherent in the name First Alabama Banchares, Inc.

         The proposed new name, Regions Financial Corporation, intended to connote the Company's view of itself as a regional financial services enterprise, reflecting both its core business of banking and its banking related businesses in the fields of investments and mortgage loan origination and servicing.

         Reflecting the Company's pride in its home state and the value of the First Alabama franchise within the state of Alabama, the board of directors intends that the Company's commercial bank in Alabama will continue to operate under the name "First Alabama Bank." The name of the Company's Florida bank already has been changed from Sunshine Bank to Regions Bank of Florida. The Company has plans to change the names of subsidiaries in other states to reflect the Regions trade name.

         The board of directors recommends a vote "FOR" the proposal to amend the Certificate of Incorporation changing the name of the corporation to Regions Financial Corporation, under "Item 2" on the proxy card.

Increase in Authorized Common Stock

         The board of directors has proposed an amendment to Item Fourth of the Certificate of Incorporation of the Company to increase the number of authorized shares from 60,000,000 to 120,000,000. The affirmative vote of holders of 75% of the outstanding shares is necessary to adopt this amendment to Item Fourth of the Certificate of Incorporation. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

         The newly authorized but unissued shares, along with the presently authorized and unissued shares, will be available for issuance at the discretion of the board of directors. No stockholder approval is required for the issuance of authorized but unissued shares of common stock. Stockholders have no preemptive rights to subscribe for any of the shares which may be issued by the Company from time to time.

         Unissued shares of common stock will be available at the discretion of the board of directors for future stock dividends, for acquisition of banks or bank related companies, for issuance upon exercise of stock options or to raise additional capital in public or private sales. On March 9, 1994, there were 42,520,025 shares issued of the 60,000,000 shares of stock currently authorized, of which 1,470,700 shares were held in treasury and 41,049,325 were issued and outstanding.

         The board of directors has no present plans, agreements, or commitments to issue authorized but unissued common stock, except 883,536 shares (subject to adjustment) to be issued in connection with the merger of Guaranty Bancorp, Inc., Baton Rouge, Louisiana, with and into the Company, which merger is expected to be consummated in the third quarter of 1994.

         The board of directors believes that the amendment to increase the number of authorized shares is advisable in order to give the Company additional flexibility in the acquisition of financial institutions and related businesses, and in consideration of transactions such as stock splits and stock dividends.

         The text of the proposed amendment to the Certificate of Incorporation is set forth as Exhibit A to this proxy statement.

         The board of directors recommends a vote "FOR" the amendment to Item Fourth of the Certificate of Incorporation under "Item 3" of the Proxy card.

Additional Considerations

         Under existing state and federal securities laws, it is permissible for a purchaser to acquire any proportion of the outstanding stock or a publicly held company such as First Alabama. In the event of a non-negotiated acquisition of a substantial percentage of the Company's stock either by tender offer, open market purchases, or otherwise, the availability of authorized but unissued shares of common stock could enable the company to make the acquisition of control more difficult by issuing shares into "friendly" hands or under circumstances which might dilute the acquiror's stockholdings. For this reason, the authorization of additional common shares might be deemed to have potential "anti-takeover" effects which should be considered in determining whether to vote in favor of the proposals.

         Section 203 of the Delaware General Corporation Law ("Section 203") places certain restrictions on "business combinations" (as defined in Section 203, generally including mergers, sales and leases of assets, issuances of securities, and similar transactions) by Delaware corporations with an "interested stockholder" (as defined in Section 203, generally the beneficial owner of 15% or more of the corporation's outstanding voting stock). Section 203 generally applies to Delaware corporations, such as First Alabama, that have a class of voting stock listed on a national securities exchange, authorized for quotation on an interdealer quotation system of a registered national securities association, or held of record by more than 2,000 stockholders, unless the corporation expressly elects in its Certificate of Incorporation or bylaws not to be governed by Section 203.

         First Alabama has not specifically elected to avoid the application of
Section 203. As a result, Section 203 generally would prohibit a business combination by First Alabama or a subsidiary with an interested stockholder within three years after the person or entity becomes an interested stockholder, unless (i) prior to the time when the person or entity becomes an interested stockholder, First Alabama's board of directors approved either the business combination or the transaction pursuant to which such person or entity became an interested stockholder, (ii) upon consummation of the transaction in which the person or entity became an interested stockholder, the interested stockholder held at least 85% of the outstanding First Alabama voting stock (excluding shares held by persons who are both officers and directors and shares held by certain employee benefit plans), or (iii) once the person or entity becomes an interested stockholder, the business combination is approved by First Alabama's board of directors and by the holders of at least two-thirds of the outstanding First Alabama voting stock, excluding shares owned by the interested stockholder.

         In addition, the Company's Certificate of Incorporation presently includes several provisions which could be characterized as "anti-takeover" provisions because they may be intended or perceived to discourage or delay a takeover of control of the Company. These provisions (the "Protective Provision") include: (1) the classification of the board of directors in three classes with staggered terms of office, with accompanying provisions restricting removal of directors in three classes with staggered terms of office, with accompanying provisions restricting removal of directors by stockholders; (2) a provision that approval by 75 percent of the outstanding shares entitled to vote is required for any merger, consolidation, or sale or lease of assets transaction with any holder of more than 5 percent of such shares unless certain requirements are met; (3) a provision requiring that any action by stockholders be taken at a meeting of stockholders rather than by consent; (4) a provision governing the calling of special meetings of stockholders; and (5) a provision requiring approval of 75 percent of the outstanding shares entitled to vote for amendment of the by-laws or certain provisions of the Certificate of Incorporation.

         The board of directors believes the Protective Provisions are beneficial to First Alabama's stockholders, in that they may serve to assist First Alabama's board of directors in playing a role in connection with attempts to acquire control of First Alabama, so that the board can further and protect the interests of First Alabama and its stockholders as appropriate under the circumstances. However, the Protective Provisions also may tend to discourage some takeover bids. As a result, First Alabama's stockholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices.

         The Protective Provisions also may discourage open market purchases by a potential acquirer. Such purchases may increase the market price of First Alabama common stock temporarily, enabling stockholders to sell their shares at a price higher than that which otherwise would prevail. In addition, the Protective Provisions may decrease the market price of First Alabama common stock by making the stock less attractive to persons who invest in securities in anticipation of price increases from potential acquisition attempts. The Protective Provisions also may make it more difficult and time-consuming for a potential acquirer to obtain control of First Alabama through replacing the board of directors and management. Furthermore, the Protective Provisions may make it more difficult for First Alabama's stockholders to replace the board of directors or management, even if a majority of the stockholders believe such replacement is in the best interests of First Alabama. As a result, the Protective Provisions may tend to perpetuate the incumbent board of directors and management.

Financial Information

         The following financial statements and other financial information, which are set forth in the accompanying annual report to stockholders, are incorporated herein by reference:

Consolidated Statements of Condition--December 31, 1993 and 1992.
Consolidated Statements of Income--Years ended December 31, 1993, 1992 and 1991.
Consolidated Statements of Changes in Stockholders' Equity--Years ended December 31, 1993, 1992 and 1991.
Consolidated Statements of Cash Flows--Years ended December 31, 1993, 1992 and 1991.
Notes to Consolidated Financial Statements--Three years ended
  December 31, 1993.
Management's Discussion and Analysis of Financial Condition and
  Results of Operations.


                           PROPOSALS OF STOCKHOLDERS

         Proposals by stockholders intended to be presented at First Alabama's 1995 annual meeting of stockholders must be received by First Alabama not later than November 16, 1994, for inclusion in the proxy statement relating to that meeting.

                                 OTHER BUSINESS

         First Alabama does not know of any business to be presented for action at the meeting other than those items listed in the notice of the meeting and referred to herein. If any other matters properly come before the meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof in accordance with the recommendations of the board of directors.


                                             By Order of the Board of Directors,

                                                          L. Burton Barnes, III
                                                            Corporate Secretary

Dated March 16, 1994

FIRST     FIRST ALABAMA BANCSHARES, INC., P. O. BOX 10247, BIRMINGHAM, ALABAMA 35202
ALABAMA                        ANNUAL MEETING OF STOCKHOLDERS - APRIL 27, 1994
                         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        MANAGEMENT RECOMMENDS A VOTE "FOR" ITEMS (1), (2), (3) AND (4).

         Henry E. Simpson and J. Stanley Mackin and each of them are hereby appointed proxies, with the power of substitution, to vote all stock of the undersigned at the Annual Meeting of Stockholders of First Alabama Bancshares, Inc. to be held in the Auditorium of First Alabama Bank, 8 Commerce Street, Montgomery, Alabama, on Wednesday, April 27, 1994, at 9:30 A.M. Montgomery time, and at any adjournment thereof, on the following matters:

         (1)  The election of the five (5) nominees for directors listed below.
FOR all nominees listed below ________           WITHHOLD AUTHORITY to vote for
all nominees ________

For a term of three years: James B. Boone, Jr., Albert P. Brewer, James S. M. French, Richard D. Horsley and J. Stanley Mackin.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

________________________________________________________________________________


         (2) To consider and act upon a proposal to amend Item First of the Certificate of Incorporation to change the name of the corporation from First Alabama Bancshares, Inc. to Regions Financial Corporation.

                          FOR           AGAINST           ABSTAIN
                              -----             -----             -----

         (3) To consider and act upon a proposal to amend Item Fourth of the Certificate of Incorporation to provide for an increase in the number of authorized shares of common stock to 120,000,000.

                          FOR           AGAINST           ABSTAIN
                              -----             -----             -----

         (4) In their discretion on such other business as may properly be brought before the meeting or any adjournment thereof.

                          FOR           AGAINST           ABSTAIN
                              -----             -----             -----

- -------------------------------------------------------------------------------
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN. IN THE ABSENCE OF INSTRUCTIONS, THIS PROXY WILL BE VOTED "FOR" ITEMS
(1), (2), (3) AND (4). THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

(Please sign exactly as your name appears on the left. If shares are held jointly, each stockholder should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title.) Please sign, date and return this proxy immediately in the enclosed, postage paid envelope.


                                                                        , 1994
                              ------------------------------------------


                              ------------------------------------------
                                         Signature of Stockholder


                              ------------------------------------------
                                         Signature of Stockholder

                                   EXHIBIT A

        Fourth. The total number of shares of common stock which the corporation shall have the authority to issue is One Hundred Twenty Million (120,000,000) shares. The par value of each such share is Sixty-two and One-half Cents ($0.625), amounting in the aggregate to Seventy-Five Million Dollars ($75,000,000). The corporation shall issue no fractional shares.


        On any matters requiring the vote of stockholders, including the election of directors, each stockholder shall be entitled to one vote for each share of common stock owned. There shall be no cumulative voting.


        The holders of common stock shall have no preemptive rights.



                                      17